UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Effective December 30, 2025, Resource Group LLC (“Resource Group”), a wholly owned subsidiary of RenX Enterprises Corp. (the “Company”), entered into a Negotiable Promissory Note and Security Agreement in the principal amount of $1,507,658 (the “First Note”) and Negotiable Promissory Note and Security Agreement in the principal amount of $1,047,528 (the “Second Note”; and together with the First Note, the “Notes”) with Commercial Credit Group (the “Lender”) to finance the purchase of a Komptech Crambo shredder and a Diamond Z horizontal grinder for approximately $2.54 million with a 30% down payment of approximately $700,000 that had previously been deployed under a rental arrangement.

The First Note is payable as follows: the first installment of $265,266 was due on 12/30/2025 followed by 48 monthly installments of $25,879. The Second Note is payable as follows: the first installment of $195,000 was due on 12/30/2025 followed by 48 monthly installments of $17,761. The Notes are secured by all the assets of Resource Group of whatever nature and kind, wherever located, in which Resource Group now or hereafter has any right or interest (the “Collateral”). Upon a default by Resource Group (as defined in the Notes), which includes, among other things, the failure to make any payment under the Notes on the date on which such payment is due, the failure by Resource Group to perform any other obligation under the Notes, Lender at any time deeming the security afforded by the Notes unsafe, inadequate or at any risk or any of the Collateral in danger of misuse, concealment or misappropriation, the affairs of Resource Group so evolve such that, in Lender’s sole discretion, Lender becomes insecure as to the performance of the Notes, Resource Group shall incur, create, assume, cause or suffer to exist any mortgage, trust, lien, security interest, pledge, hypothecation, other encumbrance (other than Lender’s interest), or attachment or execution of any kind whatsoever upon, affecting or with respect to the Collateral or any of Lender’s interests under the Notes, Resource Group shall sell, pledge, assign, rent, lease, lend, destroy or otherwise transfer or dispose of any Collateral or Resource Group fails to obtain or maintain insurance on the Collateral satisfactory to Lender in its sole discretion, the rate of interest under the Notes will automatically increase to at the maximum lawful rate permitted by law not to exceed eighteen percent (18.0%) per annum, Resource Group is to immediately deliver possession of the Collateral to the Lender, and the Lender, without demand or notice, may, among other things, at its option accelerate the maturity of and declare the entire indebtedness under the Notes immediately due and payable and take possession of and sell all or part of the Collateral.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Negotiable Promissory Note and Security Agreement, dated December 30, 2025
10.2	Negotiable Promissory Note and Security Agreement, dated December 30, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenX Enterprises Corp.
Dated: January 6, 2026
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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